-21-
                                                             Exhibit 99




               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549




                           FORM 11-K

                         ANNUAL REPORT
                PURSUANT TO SECTION 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934

(Mark One):

[X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
     SECURITIES EXCHANGE ACT OF 1934.

For the fiscal year ended December 31, 1996

                               OR

 [ ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
      SECURITIES EXCHANGE ACT OF 1934.

For the transition period from ______ to ______

Commission file number 1-6016


     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

      ALLEN TELECOM INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
(FORMERLY THE ALLEN GROUP INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN)

     B. Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office:

               ALLEN TELECOM INC. (the "Company")
               25101 Chagrin Boulevard
               Beachwood, Ohio  44122








                       ALLEN TELECOM INC.

                EMPLOYEE BEFORE-TAX SAVINGS PLAN

    INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES





     Report of Independent Accountants                    3 - 4

     Financial Statements:
          Statements of Net Assets Available for
             Benefits - December 31, 1996 and 1995          5

     Statements of Changes in Net Assets Available
          for Benefits for the years ended
          December 31, 1996 and 1995                      6 - 11

     Notes to Financial Statements                       12 - 19

     Supplemental Schedules:

          Assets Held for Investment Purposes
             at December 31, 1996                        20

          5% Reportable Transactions for the
             year ended December 31, 1996                21







               REPORT OF INDEPENDENT ACCOUNTANTS



To the Employee Before-Tax Savings Committee and the Participants in the Allen Telecom Inc.
  Employee Before-Tax Savings Plan:



We have audited the accompanying Statements of Net Assets Available for Benefits of the ALLEN TELECOM INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN as of December 31, 1996 and 1995, and the related Statements of Changes in Net Assets Available for Benefits for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the ALLEN TELECOM INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN as of December 31, 1996 and 1995 and the changes in net assets available for benefits for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the accompanying index are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department for Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the Statement of Changes Net Assets Available for Benefits and Note 3 to the financial statements is presented for purposes of additional analysis rather than to present the changes in
net                 assets                available                 for
benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                         COOPERS & LYBRAND L.L.P.




Cleveland, Ohio
April 18, 1997





          ALLEN TELECOM INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
            STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                                                 December 31,
                                              1996           1995
ASSETS:
Investments, at market value
  (Note 3)                                 $21,640,376   $19,426,550
Loans receivable from participants
  (Note 6)                                   1,153,673       982,716
        Total Investments                   22,794,049    20,409,266

Contributions receivable (Note 4):
     Participants                              251,502       234,707
     Company                                   453,518       306,512
Other receivables                               39,170        36,389
Cash and equivalents                           158,453        84,889
     Total Assets                           23,696,692    21,071,763

LIABILITIES:
Accrued expenses and other liabilities          44,735        82,537
     Net Assets available for benefits     $23,651,957   $20,989,226






The Notes are an integral part of these statements.




               ALLEN TELECOM INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996

                                    Fidelity        Fidelity       Fidelity         Allen          Hartford
                                     Managed        Equity -      Retirement        Common          Fixed
                                     Income          Income         Growth          Stock           Income       Sub-Total
                                    Portfolio         Fund           Fund            Fund            Fund       (To Page 8)
1995
Net assets available for           $2,308,261        $2,200,586   $2,073,493      $5,746,493     $4,293,950       $16,622,783
 benefits, January 1, 1995
Contributions (Note 4)                354,783        524,288         544,367       1,624,657         21,251         3,069,346
Investment income:
 Dividends                                  -        172,995         260,187          39,775              -           472,957
 Interest                             139,474          1,587           1,740           5,077        234,076           381,954
Spin-off distribution (Note 8)              -              -               -               -              -                 -
Other income                                -              -               -          44,836          4,180            49,016
Net appreciation (deprecia-
 tion) in the fair value of
 investments                                -        526,252         274,750        (425,550)             -           375,452
Withdrawals and distributions
 (Note 5)                            (333,690)      (238,287)       (209,210)       (553,210)      (253,100)    (1,587,497)
Administrative expenses               (39,410)        (8,141)         (1,790)        (27,797)       (47,259)      (124,397)
Interfund Activity:
 Interfund transfers               (2,444,355)        182,057        177,541         954,763       (788,654)    (1,918,648)
 Interfund loans                       15,181        (14,195)        (6,474)          70,570       (210,347)      (145,265)
Net assets available for
 benefits, December 31, 1995       $      244     $3,347,142      $3,114,604      $7,479,614     $3,254,097       $17,195,701



The Notes are an integral part of these statements.




               ALLEN TELECOM INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
     STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, (CONTINUED)
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996

                                   Fidelity       Fidelity       Fidelity         Allen          Hartford
                                   Managed        Equity -      Retirement       Common           Fixed
                                    Income         Income         Growth          Stock           Income          Sub-Total
                                  Portfolio         Fund           Fund           Fund             Fund          (To Page 9)
1996
Net assets available for          $      244     $3,347,142     $3,114,604     $7,479,614       $3,254,097    $17,195,701
 benefits, January 1, 1996
Contributions (Note 4)                     -        707,140        821,383      1,776,148                -      3,304,671
Investment income:
 Dividends                                 -        239,412        422,906            477           22,034        684,829
 Interest                                  -         14,978         13,009         30,632                -         58,619
Net appreciation (deprecia-
 tion) in the fair value of
 investments                               -        363,065       (198,425)       797,320                -        961,960
Withdrawals and distributions
 (Note 5)                                  -       (917,384)      (683,386)      (481,120)         (69,402)     (2,151,292)
Administrative expenses                    -         (1,528)        (1,317)        (1,952)            (417)         (5,214)
Interfund Activity:
 Interfund transfers                    (244)       493,906        252,893       (579,154)      (3,182,410)   (3,015,009)
 Interfund loans                           -        (60,723)       (66,666)        66,293          (23,902)      (84,998)
Net assets available for
benefits, December 31, 1996         $      -     $4,186,008     $3,675,001     $9,088,258       $        -    $16,949,267






The Notes are an integral part of these statements.





               ALLEN TELECOM INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
     STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, (CONTINUED)
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996

                                  Carryforward      TransPro        Morley      Participant     Janus
                                      Total       Common Stock   Stable Value      Loan       Worldwide     Sub-Total
                                  (From Page 6)       Fund           Fund         Account        Fund      (To Page 10)
1995
Net assets available for          $16,622,783       $      -       $       -    $1,066,403    $       -    $17,689,186
 benefits, January 1, 1995
Contributions (Note 4)              3,069,346              -         147,826             -            -      3,217,172
Investment income:
 Dividends                            472,957              -               -             -            -        472,957
 Interest                             381,954            119             812        96,715            -        479,600
Spin-off distribution (Note 8)              -        847,930               -             -            -        847,930
Other income                           49,016              -               -             -            -         49,016
Net appreciation (deprecia-
 tion) in the fair value of
 investments                          375,452         (142,249)        3,937             -            -        237,140
Withdrawals and distributions
 (Note 5)                          (1,587,497)       (31,561)        (2,734)      (213,338)           -    (1,835,130)
Administrative expenses              (124,397)            (3)       (44,245)             -            -      (168,645)
Interfund Activity:
 Interfund transfers               (1,918,648)      (510,442)      2,559,110      (130,020)           -              -
 Interfund loans                     (145,265)             -          12,513       132,752            -     _________-
Net assets available for
benefits, December 31, 1995       $17,195,701       $163,794      $2,677,219    $  952,512    $       -    $20,989,226





The Notes are an integral part of these statements.




               ALLEN TELECOM INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
     STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, (CONTINUED)
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996


                                  Carryforward       TransPro        Morley       Participant         Janus
                                      Total        Common Stock   Stable Value        Loan          Worldwide       Sub-Total
                                  (From Page 7)        Fund           Fund          Account           Fund        (To Page 11)
1996
Net assets available for
 benefits, January 1, 1996         $17,195,701     $  163,794        $2,677,219   $  952,512         $       -     $20,989,226
Contributions (Note 4)               3,304,671              -           481,396            -             8,261       3,794,328
Investment income:
 Dividends                             684,829          2,885                 -            -                 -         687,714
 Interest                               58,619             13            30,452            -                 -          89,084
Net appreciation (deprecia-
 tion) in the fair value of
 investments                           961,960        (17,731)        250,167              -                 -       1,194,396
Withdrawals and distributions
 (Note 5)                           (2,151,292)      (133,638)      (1,335,665)      590,194                 -      (3,030,401)
Administrative expenses                 (5,214)             -         (83,395)             -                 -         (88,609)
Interfund Activity:
 Interfund transfers                (3,015,009)       (15,323)      3,772,966       (742,667)                -             (33)
 Interfund loans                       (84,998)             -        (237,078)       322,076                 -               -
Net assets available for
benefits, December 31, 1996        $16,949,267     $        -     $5,556,062      $1,122,115         $   8,261     $23,635,705






The Notes are an integral part of these statements.




               ALLEN TELECOM INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
     STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, (CONTINUED)
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                                                         Invesco
                                     Carryforward        Schwab                          Strategic
                                        Total         S&P 500 Index      Oakmark         Technology
                                    (From Page 8)         Fund             Fund             Fund             Total
1995
Net assets available for             $17,689,186       $        -        $       -        $        -         $17,689,186
 benefits, January 1, 1995
Contributions (Note 4)                 3,217,172                -                -                 -         3,217,172
Investment income:
 Dividends                               472,957                -                -                 -             472,957
 Interest                                479,600                -                -                 -             479,600
Spin-off distribution (Note 8)           847,930                -                -                 -             847,930
Other income                              49,016                -                -                 -              49,016
Net appreciation (deprecia-
 tion) in the fair value of
 investments                             237,140                -                -                 -             237,140
Withdrawals and distributions
 (Note 5)                              (1,835,130)              -                -                 -       (1,835,130)
Administrative expenses                  (168,645)              -                -                 -         (168,645)
Interfund Activity:
 Interfund transfers                           -                -                -                 -                   -
 Interfund loans                               -                -                -                 -                   -
Net assets available for
benefits, December 31, 1995          $20,989,226       $        -       $        -        $        -         $20,989,226



The Notes are an integral part of these statements.




               ALLEN TELECOM INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
     STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, (CONTINUED)
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996

                                      Carryforward        Schwab                           Strategic
                                         Total         S&P 500 Index       Oakmark         Technology
                                     (From Page 9)         Fund              Fund             Fund             Total
1996
Net assets available for               $20,989,226      $         -      $         -        $        -     $20,989,226
 benefits, January 1, 1996
Contributions (Note 4)                   3,794,328            2,455            7,162             6,588       3,810,533
Investment income:
 Dividends                                 687,714                -                -                 -         687,714
 Interest                                   89,084                -               14                 -          89,098
Net appreciation (deprecia-
 tion) in the fair value of
 investments                             1,194,396                -                -                 -       1,194,396
Withdrawals and distributions
 (Note 5)                              (3,030,401)                -                -                 -     (3,030,401)
Administrative expenses                   (88,609)                -                -                 -        (88,609)
Interfund Activity:                                               -                -
 Interfund transfers                          (33)                -               33                 -               -
 Interfund loans                                -                 -                -                 -               -
Net assets available for
 benefits, December 31, 1996          $23,635,705       $    2,455       $     7,209        $   6,588     $23,651,957





The Notes are an integral part of these statements.




1.   OPERATIONS

       Effective February 28, 1997, the name of the Allen Group Inc. Employee Before-Tax Savings Plan was amended to the Allen Telecom
Inc. Employee Before-Tax   Savings   Plan   (the   "Plan").   This    change
is consistent   with   The  Allen  Group  Inc.  company  name   change   to
Allen Telecom   Inc.   (the  "Company"),  which  was  also  effective
February   28, 1997.

      The Plan is designed to offer employees of the Company, who choose to participate, a form of savings that allows for a deferral
of  current income  taxes  while  saving  for  retirement.   The  Plan  is
administered  by the   Allen   Telecom   Inc.   Employee  Before-Tax   Savings
Committee   (the "Committee")  which  is  comprised  of  management  personnel and  officers  of the Company.

2.   SUMMARY OF ACCOUNTING POLICIES

       Participants'   contributions  to  the   Plan   are   invested   by
the Trustee   in   the   investment  options  made  available   by   the
Committee ("Investment   Funds"),  as  directed  by  participants.   The
Committee   may at  any  time  or  from  time  to time, at its sole
discretion,  add  or  delete funds    in   which   participant   contributions
may   be   invested.     The Company's   contributions   to  the  Plan,  if
any,   are   invested   by   the Trustee  exclusively  in  the  Allen  Common
Stock  Fund  (see  Note   4).   In 1996,   Investment   Fund  options  included
the  Allen  Common   Stock   Fund, selected   registered  investment  entities
(i.e.,  mutual   funds)   including Fidelity   Equity-Income,  Fidelity
Retirement  Growth,   and   Morley   Stable Value   Funds.   In  December  1996,
the  Janus  Worldwide,  Schwab   S&P   500 Index,   Oakmark,   and   Invesco
Strategic  Technology   mutual   funds   were added   as   Investment  Fund
options.   In  1995,  a  deposit   administration contract   (the   "Hartford
Fixed  Income  Fund")  with   ITT   Hartford   Life Insurance   Company
("Hartford")  and  the  Fidelity   Managed   Income   Fund were  available
as  Investment  Funds.  During  1995  and  1996,  there  was  a conversion
of  plan  assets  in  the  Fidelity  Managed  Income  Portfolio   to
the  Morley  Stable  Value  Fund.  In  addition,  effective  November  1,
1995, contributions   previously   directed  to   the   Hartford   Fixed-Income
Fund were   invested  in  the  Morley  Stable  Value  Fund.  In  1996,  the
Hartford Fixed   Income  Fund  was  liquidated  with  the  applicable
transaction  fees paid by the Company.

       Shares in the Allen Common Stock Fund and the TransPro, Inc. Common Stock Fund (discontinued in 1996, see Note 8) are valued at the last sale price of the respective common stock on the New York Stock
Exchange Composite Tape  on  the  last  business   day   of   the   year.
Investments in the registered investment  entities  are  valued  at   their
respective net asset value  per  unit   as   quoted   by   the  National
Association of Security Dealers on the last business day of the year. Previously, investments in the


2.   SUMMARY OF ACCOUNTING POLICIES, (continued)

Fidelity Managed Income Portfolio  were  valued  at   cost  plus  accrued
interest which approximated market value. The Hartford Fixed Income Fund deposit administration contract was included in the accompanying
financial statements at December  31, 1995   at   the   contract   value
reported  to  the Plan  by  Hartford.   Contract   value    represented
contributions made  under  the  contract,  plus  interest  at  the  contract
rate, less funds used to purchase withdrawal   annuities   and   pay
administrative expenses.

      The  Plan  uses the accrual  method for recognizing  contributions  and
investment income.  Dividends  are  accrued  on  the  ex-dividend   date.
Withdrawals and distributions are valued using current market prices at the date withdrawals and distributions occur.

       The Plan presents  in  the  Statements  of  Changes  in  Net   Assets
Available for Benefits, the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

      The intention of the Company is to continue the Plan indefinitely. The Plan may be amended or terminated at any time by the Company.

       Any  amounts  not  vested  and  not  eligible   for withdrawal  at
termination  of  a  participant's  employment  ("Forfeiture  Funds")   are
available to the Plan to pay administrative costs and reduce Company contributions. To the extent that Forfeiture Funds are not available, administrative expenses are paid by the Plan or the Company, at the Company's discretion. In 1996, Forfeiture Funds were transferred from
the   respective   Investment  Funds  and  were  accumulated in the Morley
Stable Value Fund. Accordingly, the majority of administrative expenses paid by the Plan in 1996 were distributed out of such Forfeiture Funds
from  the  Morley  Stable  Value  Fund.   Previously, Forfeiture Funds were
held  and  administrative  expenses  were  paid  from  all Investment Funds.
In addition, there is a fixed charge of $50 for second and third loan applications which is borne by those specific individuals who choose to
have more than  one loan outstanding.  Brokerage  commissions  and   other
expenses relating to the sale of the Investment Funds for the account of any participant in connection with a withdrawal or distribution from the Plan are deducted from the proceeds of the sale.

      Certain amounts on the 1995 Statement of Net  Assets  Available  for
Benefits  the  Statement of Changes in  Net Assets Available   for
Benefits, and footnote disclosures have been reclassified to conform to the 1996 presentation.



3.   INVESTMENTS

      The market value at December 31, 1996 and 1995 for the respective Investment Funds were as follows:


                                       December 31,
                                          1996            1995
Fidelity Equity-Income Fund           $ 4,035,368     $ 3,243,579
Fidelity Retirement Growth Fund         3,508,200       2,988,236
Allen Common Stock Fund                 8,684,083       7,161,566
Morley Stable Value Fund                5,412,725       2,644,254
Hartford Fixed Income Fund                      -       3,236,892
TransPro Common Stock Fund                      -         152,023
                                      $21,640,376     $19,426,550


       Effective December 1996, employees were able to direct contributions to four additional funds: Janus Worldwide, Schwab S&P 500 Index, Oakmark, and Invesco Strategic Technology. Accordingly, net
assets available for plan benefits for these funds at December 31, 1996, predominantly represent employee receivables as follows:


                                          Employee Receivables
Janus Worldwide Fund                           $8,261
Schwab S&P 500 Index Fund                       2,455
Oakmark Fund                                    7,162
Invesco Strategic Technology
    Fund                                        6,588

4.   CONTRIBUTIONS

      Participation in the Plan is voluntary, and all employees (full-time and part-time, salaried, hourly and union employees, (but only to the extent permitted by a collective bargaining agreement)) of the Company and its subsidiaries in the United States who were employees on October 1, 1985 or who thereafter have completed six months of employment are eligible to be participants. A participant may contribute on a before-tax basis any whole percentage of his or her compensation he or she selects which is not less than 1% or more than 17% of his or her compensation. Participants can make after-tax contributions of not less than 1% nor more than 12% of his or her compensation. In any event, a participants' contributions may not, in the aggregate, exceed 18% of his or her compensation. Compensation includes base salary, overtime earnings, bonuses (other than bonus payments under the Deferred Bonus or similar plan) and commissions. In addition, a participants' individual allowable contributions may be limited by various other government regulations. Contributions by participants may be made only through periodic payroll deductions.


4.   CONTRIBUTIONS, (continued)

      In addition to the above, the Plan provides employees from the Company's Comsearch division ("Comsearch") an annual profit-sharing contribution to each participant who is employed on the last day of the Plan year an amount equal to 3% of the participant's Plan year compensation. The profit-sharing contribution is allocated among the Investment Funds at the participant's direction. This benefit is in lieu of Comsearch participating in an employer sponsored defined benefit pension plan.

      Unless the Company increases, decreases or suspends its monthly contributions in accordance with the terms of the Plan, the Company makes a monthly contribution for each participant equal to 25% of the first 1%, 25% of the second 1%, and 50% of the third 1%, of compensation contributed by the participant during such month, up to a maximum Company contribution of $1,200 per year. As soon as practicable after the end of each month, the participants' and the Company's contributions are forwarded to the Trustee for investment. Company contributions to the Allen Common Stock Fund were $400,424 and $373,917, for the years ended December 31, 1996 and 1995, respectively. In addition, the Comsearch profit-sharing contribution, noted above, for the years ended December 31, 1996 and 1995 were $422,234 and $275,852, respectively.

      A participant may change Investment Funds as to any future participant contributions through use of a toll free telephone number at any time. Such changes will be effective as soon as practicable after the Plan is notified. A participant may transfer all or part of the value of his or her existing Participant Contribution Account (Note
5) between Investment Funds once per month through use of a toll free telephone number. Such transfers will be effective as soon as practicable. However, the Hartford and the Fidelity Managed Income Funds had certain restrictions on direct transfers between funds. The brokerage fees, if any, of such sales and investments are paid by the individual participant making the transfer.

      Participant contributions to the Plan are invested amongst the Investment Funds as directed by participants. Company contributions to the Plan (with the exception of the profit-sharing contributions noted previously) are invested by the Trustee exclusively in the Allen Common Stock Fund, with the exception that, to avoid the retention of idle funds, such participant and Company contributions may be invested in cash equivalent securities for periods generally not exceeding 30 days.

4.   CONTRIBUTIONS, (continued)

While such contributions are invested in cash equivalent securities, interest is generally accrued until the contributions are allocated to the respective Investment Funds.

      Participants' before-tax contributions to the Allen Common Stock Fund and Company matching contributions are used by the Trustee to purchase treasury shares provided by the Company at a price which is 15% below prevailing market price at the time of purchase. During 1996 and 1995, the Trustee purchased from the Company 94,839 and 61,781 shares, respectively, of common stock for the accounts of participants in the Plan. The Trustee purchases shares of the Company's common stock for transactions other than purchases for before-tax contributions and Company matching contributions in open market transactions. In addition, the Trustee purchases shares or other units of the other Investment Funds (as directed by the participants) on a national securities exchange at current market prices. The Company has no control over the times or prices at which the Trustee makes such purchases and investments or the amounts thereof. The number of shares or units purchased and credited to the participants account depends on the prices paid by the trustee.

5.   VESTING AND WITHDRAWALS

      Pursuant to the Plan, investments acquired with the participant's contributions are segregated in the Participant Contribution Account, and investments acquired with the Company's contributions are segregated in the Employer Contribution Account. Investment income paid on the investments in each of the participant's accounts are automatically reinvested in the respective Investment Funds to which they relate. Each participant's interest in his or her Participant Contribution Account and the Company match portion of the Employer Contribution Account is always fully vested, except for the aforementioned Comsearch profit-sharing contributions which vest in equal amounts over the period of three to seven years of credited service. Except for permitted withdrawals and hardship distributions, the participant's investments are distributable only when employment terminates.

      While employed by the Company or a subsidiary, a participant may withdraw all or any part of his or her before-tax Participant Contribution Account and his or her Employer Contribution Account only in cases of financial hardship or after attaining age 59-1/2. After-tax contributions may be withdrawn from the Plan once a year in an amount no less than $250. In cases of financial hardship where a participant requires funds to meet an immediate financial need and has no other resources reasonably available to meet that need, he or she may request

5.   VESTING AND WITHDRAWALS, (continued)

the Committee to authorize a withdrawal by him or her from his or her Participant Contribution Account and Employer Contribution Account. The Committee relies on Internal Revenue Service ("IRS") guidelines to determine if financial hardship exists and to determine the amount, if any, of the withdrawal to be made by the participant. In addition, after attaining age 59-1/2, a participant may withdraw all or a portion of his or her Participant and Employer Contribution accounts for any reason without penalty.

6.   PARTICIPANT LOAN ACCOUNT

      The Plan permits participants to borrow up to 50% of the value of his or her Investment Funds including employer contributions. As more fully described in the "Loan Rules" of the Plan, participants must meet certain minimum qualifications to obtain a loan, and loans must be for a minimum of $500 and cannot exceed $50,000. The term of the loan can be for any period of time up to 60 months as selected by the participant; such loans bear interest at the prime rate charged by the Company's principal lending banks plus 1% at the time the loan is made and will carry such interest rate throughout their terms. Monthly principal and interest repayments (done automatically through payroll deductions) are credited to the participant's own account and are reinvested in the Investment Funds in the same manner as the participant's contributions are invested. A participant may have up to three loans outstanding at any one time.

      If a loan is declared in default (as defined in the "Loan Rules" of the Plan), the entire outstanding principal balance will become immediately due and payable, and if not immediately paid the loan will be canceled and the outstanding balance will be treated as a distribution or withdrawal from the Plan depending upon the participant's tax circumstances. Otherwise, the Committee, at its sole discretion, may take such action it considers appropriate to collect the unpaid principal and the accrued interest on a defaulted loan. Such action may include obtaining funds from the net proceeds, after the payment of brokerage commissions, of the sale of a sufficient number of units or shares in the participant's Investment Fund account.

7.   FEDERAL INCOME TAXES

      The Company received a determination from the IRS on August 15, 1995 that the Plan is a qualified plan under Section 401(a) and 401(k) of the Internal Revenue Code. Accordingly, the Plan has not been subject to federal income taxes, and employer and before-tax participant

7.   FEDERAL INCOME TAXES, (continued)

contributions and earnings of the Plan have not been subject to U.S. income taxes until distributed to the participants. Early withdrawals or distributions may subject the participant to certain tax penalties.

      The Plan was amended subsequent to receiving the most recent IRS determination letter; however, the Committee does not believe such amendments affect the Plan's tax status.

8.   TRANSFER OF ASSETS

      On September 8, 1995, the Company's Board of Directors declared a spin-off distribution of 100% of the common shares of a newly formed wholly owned subsidiary, TransPro, Inc. ("TransPro"), to the Company's common shareholders of record at the close of business on September 29, 1995 (the "Spin-off"). Common shares were distributed on the basis of one share of TransPro Common stock for every four shares of the Company's common stock. Prior to the Spin-Off, the Company contributed to TransPro cash, the ownership interests in the net assets and liabilities of its Crown and G&O Manufacturing Company divisions and the stock of AHTP II, Inc. and Allen Heat Transfer Products, Inc., which owned the Company's partnership joint venture interest in GO/DAN Industries ("GDI"). These entities comprised the Company's Truck Products Business (the "Business"). Following the distribution, TransPro became an independent, publicly traded corporation.

      As a result, the Plan was amended such that shares of TransPro issued as a dividend on he Company's common stock pursuant to the Spin-Off were held in a separate account and were then subject to the subsequent investment direction by participants prior to December 20, 1995. Any shares of TransPro held in the account of a Participant, other than a participant who was transferred to TransPro, on December 20, 1995 were automatically reinvested in Allen common stock.

      In addition, the Plan was amended such that any participant who was a transferred employee as a result of the Spin-Off, ceased to be a participant upon transfer of the related Plan assets to the successor Plan implemented by TransPro. The net assets and liabilities of approximately $1,623,000 (including 14,165 shares of TransPro common stock) were transferred in 1996. Accordingly, this amount is included in withdrawals and distributions in the 1996 Statement of Changes in Net Assets Available for Benefits.

8.   TRANSFER OF ASSETS, (continued)

      Effective June 10, 1993, the Company sold to SPX Corporation the net assets of its automotive diagnostic test equipment business comprised of the Company's Allen Testproducts division (U.S. and Canada); Allen Group Electronics Puerto Rico Inc.; The Allen Group Leasing Corporation; and The Allen Testproducts division and related leasing operations of The Allen Group Canada Limited. In connection with this sale, there was a subsequent reduction to the Participant
Loan  Account  to  adjust  for  remaining  loans  transferred  to   SPX
Corporation in 1995. This adjustment has been included in the Statement of Changes in Net Assets Available for Benefits in Plan Equity for 1995 as "withdrawals and distributions" and amounted to approximately $175,000.

      In September 1996, the Company acquired 100% of the ownership of Signal Science, Incorporated ("SSI"). The Plan was amended to allow employees of SSI, who have met the eligibility requirements of the Plan, to become participant in the Plan effective October 1, 1996. Accordingly, investments of $284,606 were transferred to the Plan's Investment Funds as directed by SSI participants, on February 10, 1997.

9.   RECONCILIATION TO FORM 5500

       At December 31, 1995, the Fund received applications for withdrawals in the amount of $32,576 and $2,710, respectively, which were not paid at year end. Pursuant to recent professional guidance, no payable has been recorded in the Statements of Net Assets Available for Benefits at year end. However, the Department of Labor requires Form 5500 to include these pending withdrawals as liabilities.

      The schedule of assets held for investment purposes (page 20) reflects the current value of participant loans net of the other receivable value of $31,702.




               ALLEN TELECOM INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
    SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES - SEE FORM 5500, ITEM 27a
                                DECEMBER 31, 1996


                                   Description of Investment
                                 including Maturity Date, Rate
  Identity of Issue, Borrower    of Interest, Collateral, Par
    Lessor or Similar Party            or Maturity Value            Cost       Current Value

Participant Loans                7% - 10% 5 Year Maximum         $        0     $1,121,971
Fidelity Equity-Income           Mutual Fund                      3,455,305      4,035,368
Fidelity Retirement Growth       Mutual Fund                      3,669,035      3,508,200
Allen Group Inc.                 Common Stock                     6,230,080      8,676,298
Morley Capital Management        Common/Collective Trust          5,191,195      5,412,725
U.S. Treasury                    Money Market                         7,785          7,785











               ALLEN TELECOM INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
          SCHEDULE OF REPORTABLE TRANSACTIONS - SEE FORM 5500, ITEM 27d
                                DECEMBER 31, 1996

Description of Asset                                                 Current Value
(Include Interest Rate                                                of Asset on
and Maturity in Case of                                               Transaction    Net Gain or
        a Loan)         Purchase Price  Selling Price Cost of Asset      Date          (loss)

Hartford GIC                             $3,154,754     $3,154,754    $3,154,754     $       -
Morley Stable Value      $3,160,784                      3,160,784     3,160,784
Allen Group Stock         3,114,358                      3,114,358     3,115,750
Allen Group Stock                         2,121,913      1,388,889     2,121,913       733,024
Fidelity Equity           2,011,149                      2,011,149     2,011,149
Fidelity Equity                           1,579,387      1,459,031     1,579,387       120,356
Fidelity Retirement
Growth                    1,877,029                      1,877,029     1,877,029
Fidelity Retirement
Growth                                    1,149,430      1,114,639     1,149,430        34,791
Morley Stable Value       4,565,192                      4,565,192     4,565,192
Morley Stable Value                       2,046,889      2,018,881     2,046,889        28,008
